Confidential portions of this Exhibit have been omitted and are identified by square brackets ([ ]) and three asterisks (***). Such material has been separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.


                                                                   Exhibit 10.11

                            MICROSOFT KNOWLEDGE BASE
                        NON-EXCLUSIVE LICENSE AGREEMENT
                           FOR SUBSCRIPTION SERVICES

This Microsoft Knowledge Base License Agreement for Subscription Services ("Agreement") is made and entered into as of this 3rd day of March, 1999 ("Effective Date") by and between MICROSOFT CORPORATION, a Washington corporation having a principal place of business at One Microsoft Way, Redmond, WA 98052-6399 ("Microsoft"), and ServiceWare Incorporated, a Pennsylvania corporation, having a principal place of business located at 333 Allegheny Avenue, Oakmont, Pennsylvania 15139 ("COMPANY").

1. Definitions. The following terms shall have the following meanings in this Agreement.

     a. "Licensed Material" shall mean those portions of the Microsoft Knowledge Base that are made publicly available in English language only by Microsoft during the Term.

     b. "Microsoft Knowledge Base" shall mean the collection of technical articles containing product support information on Microsoft products that is created, maintained, and updated in electronic format by or on behalf of Microsoft's internal United States product support services ("PSS") group (i.e., does not include those portions of the Microsoft Knowledge Base that are created, maintained and updated by Microsoft's non-U.S.-based PSS groups).

     c. "Subscription Services" shall mean Company's internet-based online support services currently entitled, "Support Knowledge Subscription Services."

     d. "KB Subscription" shall mean the Subscription Services offered, for which COMPANY End Users pay a fee to receive access to the Licensed Material, with the exception of the COMPANY Product as defined in the KB Agreement.

     e. "End User" shall mean those customers that subscribe, receive or use the Subscription Services.

     f. "KB Agreement" shall mean that certain Microsoft Knowledge Base Non-Exclusive Agreement entered into between the parties with an effective date of June 29, 1998.

2. License Grant.

     a. Microsoft grants COMPANY, during the Term of this Agreement a non-exclusive, non-transferable, non-assignable (except as otherwise set forth in Section 13(d) below), revocable, limited license to:

        i) reproduce, broadcast, publish, distribute, display and transmit worldwide the Licensed Material (as delivered under Section 5 below), in whole, to End Users via a secure web site hosted by COMPANY for a subscription fee;

        ii) reformat the Licensed Material (as delivered under Section 5 below), solely for the purpose of (A) converting .xml files provided by Microsoft to an .html format and (B) enhance searching capabilities by inserting additional key words, if necessary. All such formatting changes made by COMPANY must be done in a manner that does not alter the technical accuracy of the information contained in the Licensed Materials and COMPANY shall retain all right, title and interest in such formatting changes to the extent that they are used separately from such Licensed Materials and are not part of the Licensed Materials; and

        iii) sublicense to End Users who purchase a KB Subscription, the right to reproduce the Licensed Materials (as delivered under Section 5 below) from COMPANY's secure web site and use the Licensed Materials for internal business purposes only, pursuant to the product use terms as set forth in the attached Exhibit A (or in a form substantially similar thereto upon approval by Microsoft). End User's rights to use the Licensed Materials (as delivered under Section 5 below) as set forth in this subsection 2(a)(iii) shall survive in accordance with the terms set forth in this Agreement and all applicable use terms.

     b. With the exception of Company's authorized distributors, notwithstanding anything to the contrary in this Agreement, COMPANY's rights in the Licensed Material as described herein shall not include the right to allow for third parties to resell any rights in or to the Licensed Materials. COMPANY hereby acknowledges and agrees that Microsoft is the owner of the Licensed Material. Except as provided in Section 2(a)(ii) above, COMPANY agrees that it will not modify the Licensed Material in any manner and that it will distribute the Licensed Material to End Users only in its entirety as provided to COMPANY by Microsoft. COMPANY further agrees that it will not remove any copyright or trademark notice included in the Licensed Material.

     c. Except as otherwise provided for above in Section 2(a), COMPANY shall not rent, lease, sell, sublicense, lend or otherwise transfer the Licensed Material to any third party. Additionally, COMPANY shall not sublicense the right to use the Licensed Materials, apart from the KB Subscription, to any third party for purposes of creating or offering a product or services.

     d. All rights in the Licensed Material not expressly granted herein are reserved by Microsoft.

3. No Trademark Use. This Agreement does not grant COMPANY any right, title, interest, or license in or to any of Microsoft's names, word marks, logos, logotypes, trade dress, designs, or other trademarks. COMPANY is permitted, however, to make descriptive references to Microsoft's non-stylized word marks (but may not use Microsoft's logos, logotypes, trade dress, or designs) on COMPANY's promotional materials for the Subscription Services, including worldwide web pages, according to Microsoft's standard trademark guidelines. COMPANY shall correct any specified misuses of Microsoft's trademarks. Nothing herein shall restrict Microsoft's legal or equitable rights to protect its trademarks against infringement, dilution, or other misuse.

4. Royalties.

     a. In consideration of the license rights granted herein, COMPANY shall have royalty obligations as set forth herein commencing upon the Effective Date. COMPANY shall pay Microsoft a royalty equal to [***] Such royalty payments shall be paid every three months commencing with those payments due to Microsoft by COMPANY pursuant to the KB Agreement and shall be paid in U.S. dollars to Microsoft. In the event COMPANY received payment for the distribution of the KB Subscription in a currency other than U.S. Dollars, COMPANY's quarterly Net Receipts shall be converted to U.S. dollars using the highest currency exchange rate quoted in the Wall Street Journal for currency trading among banks in amounts of One Million Dollars (US$1,000,000) or more, on the last day of the quarter.

     b. "Net Receipts" shall mean the royalties, fees or other sums received by COMPANY for the direct or indirect distribution of the KB Subscription, less actual returns, credits, reasonable rebates and taxes.

     C. Within sixty (60) days after the end of each calendar quarter with respect to which COMPANY owes Microsoft any royalties, COMPANY shall furnish Microsoft with a statement, together with payment for any amount shown thereby to be due to Microsoft. The royalty statement shall be based upon Net Receipts for the quarter then ended, and shall contain information sufficient to identify how the royalty payment was computed. Amounts not paid by such date shall be subject to a late charge equal to the prime rate as announced by Seattle First National Bank (or its successor) plus three percent (3%) until paid.

     d. The royalty obligations of COMPANY to Microsoft for use of the Licensed Materials prior to the termination or expiration of this Agreement shall survive any termination or expiration of this Agreement.

5. Product Delivery, Notice, and Updates.

     a. Commencing on the Effective Date and continuing until June 29, 2000, COMPANY shall have the right to obtain the most current version of the Licensed Material by downloading it from an FTP site on the Internet, via download through www.microsoft.com, or other mutually agreeable distribution mechanisms. After June 29, 2000, COMPANY shall have no rights in any future releases of the Licensed Materials, including any rights set forth in Section 2 above.

     b. COMPANY acknowledges that the Licensed Material may be updated as frequently as daily by or on behalf of Microsoft. COMPANY agrees that, in order to ensure that the Licensed Material is kept as up to date as possible, it shall update the Licensed Material offered in its Subscription Services on a monthly basis.

6. Term and Termination.

     a. This Agreement will commence as of the Effective Date and continue until June 29, 2001, unless earlier terminated as provided for hereunder (the
"Term").

     b. Either party may terminate this Agreement with cause upon sixty (60) days written notice to the other party advising the other party of the nature of the default, provided that such default is not thereafter cured within such sixty (60) day period and provided such breaching party uses best efforts to cure such breach. Microsoft shall have cause to terminate this Agreement upon termination of the KB Agreement and notwithstanding the foregoing sentence, such termination shall be effective immediately without right to cure.

     c. Microsoft may, at its option, terminate this Agreement, upon termination of the KB Agreement.

     d. Renewal of this Agreement is conditioned upon, and shall be concurrent with, any renewal of the KB Agreement. In the event of renewal, the parties will negotiate in good faith to determine an agreed upon royalty percentage.

7. Obligations, Representations and Warranties. Each party warrants that it has sufficient authority to enter into this Agreement.

8. Disclaimer of Warranties. MICROSOFT HEREBY DISCLAIMS ALL WARRANTIES AND CONDITIONS, IMPLIED OR EXPRESS, REGARDING THE LICENSED MATERIALS OR ANY OTHER DELIVERABLES DELIVERED TO COMPANY HEREUNDER, INCLUDING WITHOUT LIMITATION WARRANTIES, TITLE, NON-INFRINGEMENT AND CONDITIONS OF MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE. MICROSOFT DOES NOT WARRANT THAT THE FUNCTIONS CONTAINED IN THE LICENSED MATERIAL OR ANY OTHER DELIVERABLES DELIVERED TO COMPANY HEREUNDER WILL MEET COMPANY'S REQUIREMENTS, OR THAT THE OPERATION OF THE WORK WILL BE UNINTERRUPTED OR ERROR-FREE, OR THAT DEFECTS IN THE LICENSED MATERIAL CAN BE CORRECTED. FURTHERMORE, MICROSOFT DOES NOT WARRANT OR MAKE ANY REPRESENTATIONS REGARDING THE USE OR THE RESULTS OF THE USE OF THE LICENSED MATERIAL OR RELATED DOCUMENTATION IN TERMS OF THEIR CORRECTNESS, ACCURACY, RELIABILITY, OR OTHERWISE. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY MICROSOFT OR ITS AUTHORIZED REPRESENTATIVES SHALL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF THIS WARRANTY. SHOULD THE LICENSED MATERIAL OR ANY OTHER DELIVERABLES DELIVERED TO COMPANY HEREUNDER PROVE DEFECTIVE AFTER MICROSOFT HAS DELIVERED THE SAME, COMPANY, AND COMPANY ALONE, SHALL ASSUME THE ENTIRE COST ASSOCIATED WITH ALL NECESSARY SERVICING, REPAIR OR CORRECTION.

9.   Disclaimer of Damages and Limitation of Liability.

     a. IN NO EVENT SHALL MICROSOFT, ITS SUPPLIERS OR SUBSIDIARIES BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, PUNITIVE, OR SPECIAL DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, OR LOSS OF BUSINESS INFORMATION ARISING OUT OF THIS AGREEMENT, EVEN IF MICROSOFT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. FURTHER, IN NO EVENT SHALL MICROSOFT' LIABILITY UNDER THIS AGREEMENT EXCEED IN THE AGGREGATE THE LESSER OF THE AMOUNT ACTUALLY PAID OR CREDITED BY COMPANY TO MICROSOFT DURING THE TERM OF THE AGREEMENT OR THE AMOUNT OF ONE MILLION DOLLARS (US $1,000,000) PLUS ANY AMOUNTS EXPENDED DEFENDING AGAINST CLAIMS OF INFRINGEMENT PURSUANT TO SECTION 10 BELOW.

     b. EXCEPT AS SPECIFICALLY PROVIDED IN THE FOLLOWING SENTENCE, IN NO EVENT SHALL COMPANY, ITS SUPPLIERS OR SUBSIDIARIES BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, PUNITIVE, OR SPECIAL DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, OR LOSS OF BUSINESS INFORMATION ARISING OUT OF THIS AGREEMENT, EVEN IF COMPANY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE EXCLUSION OF LIABILITY FOR CERTAIN TYPES OF DAMAGES PROVIDED IN THE PRECEDING SENTENCE SHALL NOT APPLY TO INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES ARISING FROM COMPANY'S OBLIGATIONS UNDER SECTION 10(d) BELOW. FURTHER, EXCEPT FOR COMPANY'S OBLIGATION UNDER SECTION 10(d) BELOW, IN NO EVENT SHALL COMPANY'S LIABILITY UNDER THIS AGREEMENT EXCEED IN THE AGGREGATE THE GREATER OF SEVEN HUNDRED FIFTY THOUSAND DOLLARS (US $750,000) OR COMPANY'S TOTAL ROYALTY OBLIGATION HEREUNDER, PLUS ANY AMOUNTS EXPENDED DEFENDING AGAINST CLAIMS OF INFRINGEMENT PURSUANT TO SECTION 10 BELOW.

10. Indemnification.

     a. Microsoft agrees to defend COMPANY against, and pay the amount of any adverse final judgment (or settlement to which Microsoft consents) resulting from third party claim(s) that the Licensed Material as provided by Microsoft infringe any United States copyright; provided that Microsoft is notified promptly in writing of the claim has the opportunity to assume sole control over its defense settlement, and COMPANY provides reasonable assistance in the defense of the same.

     b. In the event Microsoft or COMPANY receives information concerning a copyright infringement claim related to the Licensed Material, Microsoft may at its expense, either (i) procure for COMPANY the right to continue to distribute the alleged infringing Licensed Material, or (ii) replace or modify the Licensed Material to make them non-infringing, in which case, the COMPANY shall thereupon cease distribution of the alleged infringing Licensed Material.

     c. Microsoft shall have no liability for any infringement claim to the extent such claim is based on COMPANY's (i) manufacture, marketing, distribution, or use of any Licensed Material after written notice that COMPANY should cease such activity due to such a claim; (ii) combination of any Licensed Material with a software or hardware product, program, data or other information or materials; or (iii) adaptation or modification of any Licensed Material.

     d. COMPANY agrees to defend Microsoft against, and pay the amount of any adverse final judgement (or settlement to which COMPANY consents) in connection with any claims arising under Section 10(c) above or from COMPANY's distribution, marketing or use of the Licensed Materials, in whole or in part; provided that COMPANY is notified promptly in writing of any such claim, and has the opportunity to assume sole control over its defense or settlement, and Microsoft provides reasonable assistance in the defense of the same.

11. Notices.

     Any and all notices, consents or other communications among the parties to this Agreement, in order to be effective, shall be in writing and shall be sent to the parties via personal delivery or via prepaid certified mail, return receipt requested, or by overnight courier, or by facsimile, to the following addresses, or any other addresses designated by the parties by notices delivered in accordance with this Section 11.

                    If to COMPANY: ServiceWare, Inc.
                      Chief Financial Officer
                      333 Allegheny Avenue
                      Oakmont, PA 15139

                    If to Microsoft: Microsoft Corporation
                      One Microsoft Way
                      Redmond, WA 98052-6399
                         Attn: _____________________

          With a separately delivered copy to:

                    Law & Corporate Affairs Dept.
                    Microsoft Corporation
                    One Microsoft Way
                    Redmond, Washington 98052-6399

Such communications shall be deemed duly delivered upon personal delivery, or three business days after being mailed in accordance with this Section 11.

12. Record Keeping & Audit Requirements.

     a. During the Term of this Agreement, COMPANY agrees to keep all usual and proper records and books of account and all usual and proper entries relating to COMPANY's performance of this Agreement for a minimum period of two years from the date they are created. Such records, books of account, and entries shall be kept in accordance with generally accepted accounting principles.

     b. Microsoft reserves the right to audit COMPANY's books and records to the extent they relate to such calculation of payments due to Microsoft hereunder during the Term of this Agreement and for a period of two (2) years thereafter, provided that such audit(s) shall be conducted not more than twice per year, during normal business hours, upon three (3) days prior notice, in such a manner as not to interfere unreasonably with the operations of COMPANY. The books and records audited pursuant to this Agreement shall not be used by Microsoft or its accountants or other agents or representatives except as necessary to prove and collect amounts due and unpaid. Any such audit shall be paid for by Microsoft unless material discrepancies are disclosed. "Material" shall mean an under-reporting by four-and-one-half percent (4 1/2%) of the amount that should have been reported. If material discrepancies are disclosed, COMPANY agrees to pay Microsoft for the reasonable costs associated with the audit.

13.  Miscellaneous.

     a. In the event that any provision of this Agreement is found invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms. The parties intend that the provisions of this Agreement be enforced to the fullest extent permitted by applicable law. Accordingly, the parties agree that if any provisions are deemed not enforceable, they shall be deemed modified to the extent necessary to make them enforceable.

     b. This Agreement shall be construed and controlled by the laws of the State of Washington, and COMPANY further consents to jurisdiction by the state or federal courts sitting in the state where the defendant is incorporated. Process may be served on either party by U.S. Mail, postage prepaid, certified or registered, return receipt requested, or by such other method as is authorized by law.

     c. If either Microsoft or COMPANY employs attorneys to enforce any rights arising out of or related to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs, including expert witness fees.

     d. COMPANY may not assign this Agreement (by operation of law or otherwise), or any portion thereof, to any third party unless Microsoft expressly consents to such assignment in writing, such consent not to be unreasonably withheld. Any attempted assignment without such consent shall give Microsoft the right to terminate this Agreement effective upon written notice. For purposes of this Agreement, a merger, consolidation, or other corporate reorganization, or a transfer or sale of any or all of a party's stock, or of all or substantially all of its assets shall not be deemed to be an assignment requiring consent from the other party, provided such transaction is not with a competitor of Microsoft.

     e. COMPANY agrees that it will not export or re-export Licensed Material to any country, person, entity or End User subject to U.S.A. export restrictions. Restricted countries currently include, but are not necessarily limited to, Cuba, the Federal Republic of Yugoslavia (Serbia and Montenegro, U.N. Protected Areas and areas of the Republic of Bosnia and Herzegovina under the control of Bosnian Serb forces), Iran, Iraq, Libya, North Korea and Syria. COMPANY warrants and represents that neither the U.S.A. Bureau of Export Administration nor any other federal agency has suspended, revoked or denied COMPANY'S export privileges. None of the Licensed Materials, including technical data, provided to COMPANY by Microsoft under this Agreement is regulated for export purposes under the International Traffic in Arms Regulations (ITAR). The Licensed Materials are subject to a general license under Export Administration Regulations and as such no license is required. If at any time during the Term of this Agreement the above statements are no longer accurate, Microsoft will notify COMPANY in writing of such change in classification within twenty-four (24) hours of its knowledge of that inaccuracy.

     f. This Agreement does not establish the relationship of a partnership, joint venture, franchise, or principal and agent among the parties, and neither party shall have any authority to incur obligations or take other actions on behalf of the other party to this Agreement.

     g. The parties' exchange of confidential information, if any, during the Term of this Agreement shall be governed by the terms and conditions of the Microsoft Corporation Standard Non-Disclosure Agreement ("NDA") between the parties, effective January 7, 1997, attached hereto as Exhibit C. The parties agree that the terms and conditions of that NDA shall be mutual, and govern COMPANY'S disclosure of confidential information, if any, to Microsoft as well.

     h. The parties hereto agree that this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous communications. It shall not be modified except by a written agreement dated subsequent hereto signed on behalf of COMPANY and Microsoft by their duly authorized representatives. Neither this Agreement nor any written or oral statements related hereto constitute an offer, and this Agreement shall not be legally binding until executed by both parties hereto.

     i. No waiver of any breach of any provision of this Agreement will constitute a waiver of any prior, concurrent, or subsequent breach of the same or any other provisions hereof, and no waiver will be effective unless made in writing and signed by an authorized representative of the waiving party.

     j. Subject to the limitations herein before expressed, this Agreement will inure to the benefit of and be binding upon the parties, their successors, administrators, heirs, and permitted assigns.

     k. COMPANY and Microsoft each acknowledge that the limitations and exclusions contained in this Agreement have been the subject of active and complete negotiation between the parties and represent the parties' agreement based upon the level of risk to COMPANY and Microsoft associated with their respective obligations under this Agreement and the payments to be made to Microsoft and credits to be issued to, and services to be provided to, COMPANY pursuant to this Agreement. The parties agree that the terms and conditions of this Agreement shall not be construed in favor of or against any party by reason of the extent to which any party or its professional advisors participated in the preparation of this Agreement.

     l. Sections 2, 3, 4, 6, 7, 8, 9, 10, 11, 12 and 13 shall survive termination or expiration of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the dates indicated below.

MICROSOFT CORPORATION                    SERVICE WARE, INC.


/s/ Denise Rundle                        /s/ Rajiv Enand
---------------------                    ---------------------
By                                       By



Denise Rundle                            Rajiv Enand
---------------------                    ---------------------
Name (Print)                             Name (Print)


PSS Online Director                      CEO
---------------------                    ---------------------
Title                                    Title

3/3/99                                   2/25/99
---------------------                    ---------------------
Date                                     Date

                                   EXHIBIT A

                                  TERMS OF USE

Any information that is made available to download from this server, such as white papers, press releases, datasheets and FAQs ("Information") is the copyrighted work of Microsoft Corporation and/or its suppliers. Use of the Information are governed by these Terms of Use. Information are made available for downloading solely for use by end users according to the Terms of Use. Any reproduction or redistribution of the Information not in accordance with the Terms of Use is expressly prohibited by law, and may result in severe civil and criminal penalties. Violators will be prosecuted to the maximum extent possible.

WITHOUT LIMITING THE FOREGOING, COPYING OR REPRODUCTION OF THE INFORMATION TO ANY OTHER SERVER OR LOCATION FOR FURTHER REPRODUCTION OR REDISTRIBUTION, UNLESS OTHERWISE INDICATED HEREIN, IS EXPRESSLY PROHIBITED.

NOTICE SPECIFIC TO INFORMATION AVAILABLE ON THIS WEBSITE

Permission to use Information from this server ("Server") is granted, provided that (1) the below copyright notice appears in all copies and that both the copyright notice and this permission notice appear, (2) use of such Information from this Server is for informational and non-commercial or personal use only and will not be copied or posted on any network computer or broadcast in any media, and (3) no modifications of any Information are made. Use for any other purpose is expressly prohibited by law, and may result in severe civil and criminal penalties. Violators will be prosecuted to the maximum extent possible.

Information specified above do not include the design or layout of the Microsoft.com website or any other Microsoft owned, operated, licensed or controlled site. Elements of Microsoft websites are protected by trade dress and other laws and may not be copied or imitated in whole or in part. No logo, graphic, sound or image from any Microsoft website may be copied or retransmitted unless expressly permitted by Microsoft.

DISCLAIMER OF WARRANTIES. MICROSOFT AND/OR ITS RESPECTIVE SUPPLIERS MAKE NO REPRESENTATIONS ABOUT THE SUITABILITY OF THE INFORMATION CONTAINED IN THE INFORMATION AND RELATED GRAPHICS PUBLISHED ON THIS SERVER FOR ANY PURPOSE. ALL SUCH INFORMATION AND RELATED GRAPHICS ARE PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND. MICROSOFT AND/OR ITS RESPECTIVE SUPPLIERS HEREBY DISCLAIM ALL WARRANTIES AND CONDITIONS WITH REGARD TO THIS INFORMATION, INCLUDING ALL IMPLIED WARRANTIES AND CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT. MICROSOFT DOES NOT WARRANT THAT THE FUNCTIONS CONTAINED IN THE INFORMATION OR RELATED SOFTWARE (IF ANY) DELIVERED HEREUNDER WILL MEET END USER REQUIREMENTS, OR THAT THE OPERATION OF THE ANY SOFTWARE PROVIDED WILL BE UNINTERRUPTED OR ERROR-FREE, OR THAT DEFECTS IN THE INFORMATION CAN BE CORRECTED. FURTHERMORE, MICROSOFT DOES NOT WARRANT OR MAKE ANY REPRESENTATIONS REGARDING THE USE OR THE RESULTS OF THE USE OF THE INFORMATION AND RELATED SOFTWARE (IF ANY) IN TERMS OF THEIR CORRECTNESS, ACCURACY, RELIABILITY, OR OTHERWISE. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY MICROSOFT OR ITS AUTHORIZED REPRESENTATIVES SHALL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF THIS WARRANTY. SHOULD THE INFORMATION OR ANY OTHER DELIVERABLES DELIVERED HEREUNDER PROVE DEFECTIVE AFTER DELIVERY OF THE SAME, END USER, AND END USER ALONE, SHALL ASSUME THE ENTIRE COST ASSOCIATED WITH ALL NECESSARY SERVICING, REPAIR OR CORRECTION.

DISCLAIMER OF DAMAGES. IN NO EVENT SHALL MICROSOFT AND/OR ITS RESPECTIVE SUPPLIERS BE LIABLE FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES WHATSOEVER RESULTING FROM LOSS OF USE, DATA OR PROFITS, WHETHER IN AN ACTION OF CONTRACT, NEGLIGENCE OR OTHER TORTIOUS ACTION, ARISING OUT OF OR IN CONNECTION WITH THE USE OR PERFORMANCE OF INFORMATION AVAILABLE FROM THIS SERVER.

LIMITATION OF LIABILITY. TO THE MAXIMUM EXTENT PERMITTED BY LAW, IN NO EVENT SHALL THE TOTAL LIABILITY OF MICROSOFT OR ANY OF ITS AFFILIATES, CONTRACTORS OR THIRD PARTY SUPPLIERS UNDER THIS AGREEMENT, WHETHER FOR TORT (INCLUDING NEGLIGENCE AND GROSS NEGLIGENCE), STRICT LIABILITY, BREACH OF CONTRACT, BREACH OF WARRANTY OR OTHERWISE, IN

THE AGGREGATE, EXCEED THE SUM OF ONE DOLLAR (US$1.00).

THE INFORMATION AND RELATED SOFTWARE (IF ANY) PUBLISHED ON THIS SERVER MAY INCLUDE TECHNICAL INACCURACIES OR TYPOGRAPHICAL ERRORS. CHANGES ARE PERIODICALLY ADDED TO THE INFORMATION HEREIN. MICROSOFT AND/OR ITS RESPECTIVE SUPPLIERS MAY MAKE IMPROVEMENTS AND/OR CHANGES IN THE PRODUCT(S) AND/OR THE PROGRAM(S) DESCRIBED HEREIN AT ANY TIME WITHOUT NOTICE TO END USERS. MICROSOFT RECOMMENDS END USERS VISIT THIS SITE REGULARLY TO ENSURE THE MOST CURRENT INFORMATION IS USED.

NOTICES REGARDING INFORMATION AND SERVICES AVAILABLE ON THIS WEBSITE.

IN NO EVENT SHALL MICROSOFT AND/OR ITS RESPECTIVE SUPPLIERS BE LIABLE FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES WHATSOEVER RESULTING FROM LOSS OF USE, DATA OR PROFITS, WHETHER IN AN ACTION OF CONTRACT, NEGLIGENCE OR OTHER TORTIOUS ACTION, ARISING OUT OF OR IN CONNECTION WITH THE USE OF INFORMATION, PROVISION OF OR FAILURE TO PROVIDE SERVICES, OR INFORMATION AVAILABLE FROM THIS SERVER.

LINKS TO THIRD PARTY SITES

ANY LINKS WHICH MAY BE CONTAINED IN THE INFORMATION ARE NOT UNDER THE CONTROL OF MICROSOFT AND MICROSOFT IS NOT RESPONSIBLE FOR THE CONTENTS OF ANY LINKED SITE OR ANY LINK CONTAINED IN A LINKED SITE. MICROSOFT IS PROVIDING THESE LINKS TO YOU ONLY AS A CONVENIENCE, AND THE INCLUSION OF ANY LINK DOES NOT IMPLY ENDORSEMENT BY MICROSOFT OF THE SITE.

COPYRIGHT NOTICE. Copyright (c) 1998 Microsoft and/or its suppliers, One Microsoft Way, Redmond, Washington 98052-6399 U.S.A. All rights reserved. TRADEMARKS. Microsoft, Windows, Windows NT, MSN, The Microsoft Network and/or other Microsoft products referenced herein are either trademarks or registered trademarks of Microsoft. Other product and company names mentioned herein may be the trademarks of their respective owners.
The names of companies, products, people, characters and/or data mentioned herein are fictitious and are in no way intended to represent any real individual, company, product or event, unless otherwise noted.
Any rights not expressly granted herein are reserved.
Contact Microsoft at http://register.microsoft.com/regwiz/regwiz.asp with questions or problems with this service.